UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2010

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 24, 2010, Gulfport Energy Corporation (the “Company”), as borrower, entered into an amendment (the “Amendment”) to its senior revolving credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia, as administrative agent and letter of credit issuer and lead arranger, and Amegy Bank National Association (together, the “Lenders”). The Amendment increased the Company’s borrowing base under the Credit Agreement from $50,000,000 to $65,000,000. The Company will pay the Lenders a fee of $150,000 in connection with the borrowing base increase.

The preceding summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 27, 2010, the Company issued a press release announcing an increase in its borrowing base availability under the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment, dated as of December 24, 2010, to the Credit Agreement by and among the Company, as borrower, the Bank of Nova Scotia, as administrative agent, letter of credit issuer and lead arranger, and Amegy Bank National Association.

99.1	Press Release, dated December 27, 2010, entitled “Gulfport Energy Corporation Announces Increased Borrowing Base Availability.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 28, 2010	By:	/S/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1	Amendment, dated as of December 24, 2010, to the Credit Agreement by and among the Company, as borrower, the Bank of Nova Scotia, as administrative agent, letter of credit issuer and lead arranger, and Amegy Bank National Association.

99.1	Press Release, dated December 27, 2010, entitled “Gulfport Energy Corporation Announces Increased Borrowing Base Availability.”